EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

         The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly-owned, directly or indirectly, by the Company and does business under its corporate name.

         Anpak  Limited                              England
         Creative Packaging Corporation*             Japan
         Cryovac Africa (Pty) Limited                South Africa
         Cryovac AG                                  Switzerland
         Cryovac AS                                  Norway
         Cryovac Australia Pty. Ltd.                 Australia
         Cryovac Belgium N.V.                        Belgium
         Cryovac Brazil Holdings Ltda.               Brazil
         Cryovac Brazil Ltda.                        Brazil
         Cryovac B.V.                                Netherlands
         Cryovac Central America, S.A.               Guatemala
         Cryovac Chile Holdings, LLC.                Delaware
         Cryovac Chile Industrial Ltda.              Chile
         Cryovac China Holdings I, Inc.              China
         Cryovac Far East Holdings, LLC.             Delaware
         Cryovac (Gaoming) Co., Ltd.**               China
         Cryovac Holdings, LLC                       Delaware
         Cryovac Holdings, S.A. de C.V.              Mexico
         Cryovac, Inc.                               Delaware
         Cryovac India Private Limited               India
         Cryovac International Holdings, Inc.        Delaware
         Cryovac (Ireland) Limited                   Ireland
         Cryovac Japan K.K.                          Japan
         Cryovac Korea Inc.                          Korea
         Cryovac (Malaysia) Sdn Bhd                  Malaysia
         Cryovac Multiflex GmbH                      Germany
         Cryovac New Zealand Limited                 New Zealand
         Cryovac Oy                                  Finland
         Cryovac Packaging Portugal                  Portugal
           Embalagens, Lda.
         Cryovac Packaging Spain S.L.                Spain
         Cryovac (Philippines) Inc.                  Philippines
         Cryovac Poland Holdings, Inc.               Delaware
         Cryovac Poland Sp. z.o.o.                   Poland
         Cryovac Rigid Packaging Pty. Ltd.           Australia
         Cryovac (Singapore) Pte. Ltd.               Singapore
         Cryovac S.p.A.                              Italy
         Cryovac Sweden AB                           Sweden
         Cryovac Systems Hong Kong Limited           Hong Kong
         Cryovac (Thailand) Limited                  Thailand
         Cryovac UK Limited                          England
         Cryovac Verpackungen GmbH                   Germany
         Danco (NZ) Limited***                       New Zealand
         Limited Liability Company "Sealed           Russia
           Air"
         L'Imballaggio S.r.l.                        Italy
         Omni Supply Inc.**                          North Carolina
         PolyMask Corporation*                       Delaware
         Polypride, Inc.                             Delaware
         Sealed Air Argentina S.A.                   Argentina
         Sealed Air Australia Pty. Limited           Queensland, Australia
         Sealed Air Brasil Ltda.                     Brazil
         Sealed Air B.V.                             Netherlands
         Sealed Air (Canada) Inc.                    Ontario, Canada
         Sealed Air Colombia Ltda.                   Colombia
         Sealed Air Corporation (US)                 Delaware
         Sealed Air Denmark A/S                      Denmark
         Sealed Air Espana, S.A.                     Spain
         Sealed Air (FPD) Limited                    England
         Sealed Air (Gaoming) Packaging              China
               Co., Ltd.

         Sealed Air GmbH                             Germany
         Sealed Air (Hong Kong) Limited              Hong Kong
         Sealed Air Hungary Ltd.                     Hungary
         Sealed Air Japan Limited                    Nevada
         Sealed Air (Korea) Limited                  Korea
         Sealed Air Limited                          England
         Sealed Air (Malaysia) Sdn. Bhd.             Malaysia
         Sealed Air de Mexico, S.A. de C.V.          Mexico
         Sealed Air Norge AS                         Norway
         Sealed Air N.V.                             Belgium
         Sealed Air (NZ) Limited                     New Zealand
         Sealed Air Oy                               Finland
         Sealed Air Packaging S.A.                   France
         Sealed Air Packaging (Shanghai) Co., Ltd.   China
         Sealed Air Peru S.R.L.                      Peru
         Sealed Air (Philippines) Inc.               Philippines
         Sealed Air Polska Sp. z.o.o.                Poland
         Sealed Air S.A.**                           France
         Sealed Air (Singapore) Pte. Limited         Singapore
         Sealed Air S.p.A.                           Italy
         Sealed Air s.r.o                            Czech Republic
         Sealed Air Svenska AB                       Sweden
         Sealed Air Taiwan Limited                   Taiwan
         Sealed Air Thailand Limited                 Thailand
         Sealed Air Trucking, Inc.                   Delaware
         Sealed Air Uruguay S.A.                     Uruguay
         Sealed Air de Venezuela, S.A.               Venezuela
         Tepak S.p.A.                                Italy
         ZAO Cryovac Kaustik                         Russia

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*    The Company directly or indirectly owns 50% of the outstanding shares.
** The Company directly or indirectly owns a majority of the outstanding shares.
***  Does business as Sealed Air (New Zealand) Packaging Products Division.

         Certain   subsidiaries   are  omitted  from  the  above   table.   Such
subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1998